Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Announces First Quarter 2023 Results

(April 18, 2023) – Lancaster, PA – Fulton Financial Corporation (NASDAQ:FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $65.8 million, or $0.39 per diluted share, for the first quarter of 2023, a decrease of $13.5 million, or 17.1%, in comparison to the fourth quarter of 2022.

“Our focus remains the same - the long-term financial wellbeing of our company, our customers and our communities,” said Curtis J. Myers, Chairman and CEO of Fulton. “During the quarter, we took actions to fortify our balance sheet, increase our liquidity, diversify our funding and enhance our reserves. By taking these actions, monitoring capital and communicating with customers, we’ve positioned ourselves to continue serving our stakeholders and growing our company.”

Net Interest Income and Balance Sheet

Net interest income for the first quarter of 2023 was $215.6 million, a decrease of $10.3 million in comparison to the fourth quarter of 2022. The net interest margin for the first quarter of 2023 decreased 16 basis points, to 3.53%, in comparison to 3.69% in the fourth quarter of 2022.

The linked-quarter decrease in net interest income was primarily due to a shift in funding mix from lower-cost demand deposits to higher-cost borrowings, time deposits and brokered deposits. An increase in the average balance for net loans of $458.6 million and higher loan yields in the first quarter of 2023 primarily contributed to an increase in interest income of $22.0 million to $289.8 million in comparison to $267.8 million in the fourth quarter of 2022. Interest expense from interest-bearing liabilities for the first quarter of 2023 increased by $32.3 million to $74.2 million in comparison to $41.9 million in the fourth quarter of 2022. The linked-quarter increase in interest expense in the first quarter of 2023 was primarily due to a decline in the average balance of noninterest-bearing deposits of $669.1 million and an increase in the average balance for higher-cost borrowings and other interest-bearing liabilities of $1.0 billion in comparison to the fourth quarter of 2022.

For the first quarter of 2023, net interest income was $215.6 million, an increase of $54.3 million, or 33.6%, in comparison to the first quarter of 2022. Interest income for the first quarter of 2023 increased by $116.8 million to $289.8 million in comparison to $173.0 million in the first quarter of 2022 primarily driven by rising interest rates resulting in increases in interest income from net loans, investment securities and other interest-earning assets of $110.9 million, $3.2 million and $2.7 million, respectively. Increases in the average balances for net loans and investment securities in the first quarter of 2023 of $2,080.0 million and $63.3 million, respectively, driven in part by the Prudential Bancorp, Inc. ("Prudential Bancorp") acquisition, also contributed to the increase in interest income. Interest expense from interest-bearing liabilities for the first quarter of 2023 increased by $62.5 million to $74.2 million in comparison to $11.7 million in the first quarter of 2022 primarily driven by rising interest rates resulting in increases in interest expense from interest-bearing deposits and borrowings and other interest-bearing liabilities of $36.0 million and $26.5 million, respectively. An increase in the average balance for borrowings and other interest-bearing liabilities of $2.0 billion in the first quarter of 2023 in comparison to the first quarter of 2022 also contributed to the increase in interest expense.

Total average interest-earning assets for the first quarter of 2023 was $25.2 billion, an increase of $450.6 million from the fourth quarter of 2022 primarily driven by the aforementioned increase in average net loans of $458.6 million and an increase in average other interest-earning assets of $33.0 million, partially offset by a decrease in average investment securities of $41.0 million.

Total average interest-earning assets for the first quarter of 2023 increased by $1.3 billion from the first quarter of 2022. Average net loans for the first quarter of 2023 were $20.5 billion, an increase of $2.1 billion from the same period in 2022. Compared to the first quarter of 2022, average other interest-earning assets decreased $793.6 million and average investment securities increased $63.3 million in the first quarter of 2023.

Total average interest-bearing liabilities increased $1.2 billion, to $17.0 billion, in the first quarter of 2023 in comparison to $15.7 billion in the fourth quarter of 2022 driven by increases in the average balance for borrowings and other interest-bearing liabilities and the average balance for total interest-bearing deposits of $1.0 billion and $215.8 million, respectively.

Total average interest-bearing liabilities for the first quarter of 2023 increased $1.9 billion in comparison to $15.1 billion in the first quarter of 2022, driven by an increase in the average balance for borrowings and other interest-bearing liabilities of $2.0 billion.

Asset Quality

In the first quarter of 2023, a provision for credit losses of $24.5 million was recorded in comparison to a provision for credit losses of $14.5 million in the fourth quarter of 2022, and a negative provision for credit losses of $7.0 million in the first quarter of 2022. The linked-quarter increase in the provision for credit losses of $10.0 million was primarily due to loan growth and changes to the macroeconomic outlook.

Non-performing assets were $167.9 million, or 0.62% of total assets, at March 31, 2023, in comparison to $177.7 million, or 0.66% of total assets, at December 31, 2022, and $163.0 million, or 0.64% of total assets, at March 31, 2022.

Net charge-offs for the first quarter of 2023 were 0.27% of total average loans in comparison to 0.23% and negative 0.02% in the fourth quarter of 2022 and the first quarter of 2022, respectively. Net charge-offs of $14.0 million for the first quarter of 2023 were primarily due to a charge-off of $13.3 million for a commercial office loan due to credit-related concerns; the same loan that received a partial charge-off in the fourth quarter of 2022.

Non-interest Income

Non-interest income before investment securities gains in the first quarter of 2023 was $51.7 million, a decrease of $2.6 million, or 4.8%, from the fourth quarter of 2022. The decrease in non-interest income was driven primarily by decreases in commercial banking income, income from equity method investments, reflected in other income, and consumer banking fees of $1.1 million, $1.0 million and $0.9 million, respectively, partially offset by an increase in wealth management revenues of $0.5 million.

Compared to the first quarter of 2022, non-interest income before investment securities gains in the first quarter of 2023 decreased $3.5 million, or 6.3%, from $55.2 million. The decrease in non-interest income was primarily due to decreases of $2.6 million in mortgage banking income due to lower loan sale volumes and lower spreads, $1.4 million in wealth management revenues primarily due to market performance and $1.1 million from lower income from equity method investments, reflected in other income, partially offset by an increase of $1.5 million in commercial banking income.

Non-interest Expense

Non-interest expense was $159.6 million in the first quarter of 2023, a decrease of $7.0 million, or 4.2%, compared to $166.6 million in the fourth quarter of 2022, which excludes merger-related expenses of $1.9 million. The decline was primarily due to decreases of $3.5 million in salaries and employee benefits expense, $0.7 million in other outside services expense, $0.6 million in professional fees and $0.5 million in marketing expense, partially offset by a $1.6 million increase in FDIC insurance expense primarily due to the adoption of a final rule to increase base deposit insurance assessment rates effective January 1, 2023. Additional contributors of the decline in noninterest expense were decreases of $1.2 million in charitable contributions, $1.1 million in other real estate owned assets due to gains on sales recorded in the first quarter of 2023 and $0.8 million in contingent liabilities, in each case, reflected in other expense.
Compared to the first quarter of 2022, non-interest expense, excluding merger-related expenses of $0.4 million in the first quarter of 2022, increased $14.0 million, or 9.6%. The increase was primarily due to increases of $4.8 million in salaries and employee benefits expense, $2.0 million in other outside services expense, $1.6 million in FDIC insurance expense, primarily due to the adoption of a final rule to increase base deposit insurance assessment rates effective January 1, 2023, $1.5 million in data processing and software expense, $0.6 million in professional fees, $0.6 million in marketing expense and $0.5 million in intangible amortization expense due to the acquisition of Prudential Bancorp. Additional drivers of the increase in noninterest expense were an unfavorable change in owned asset expense due to a $1.5 million gain on sale recorded on owned assets in the first quarter of 2022 and a $0.8 million contingent liability recorded in the first quarter of 2023, in each case, reflected in other expense.

Income Tax Expense

For the first quarter of 2023, the effective tax rate was 17.9%, in comparison to 17.3% for the full-year of 2022.

Additional information on Fulton is available on the Internet at www.fultonbank.com.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than generally accepted accounting principles ("GAAP"). These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
dollars in thousands, except per share data
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2023	2022	2022	2022	2022
Ending Balances
Investment securities	$3,950,101	$3,968,023	$3,936,694	$4,117,801	$4,288,674
Net loans	20,670,188	20,279,547	19,695,199	18,920,950	18,476,119
Total assets	27,112,176	26,931,702	26,146,042	25,252,686	25,598,310
Deposits	21,316,584	20,649,538	21,376,554	21,143,866	21,541,174
Shareholders' equity	2,618,998	2,579,757	2,471,159	2,471,093	2,569,535

Average Balances
Investment securities	3,964,615	3,936,579	4,254,216	4,216,507	4,228,827
Net loans	20,463,096	20,004,513	19,563,825	18,637,175	18,383,118
Total assets	26,900,653	26,386,355	26,357,095	25,578,432	25,622,462
Deposits	20,574,323	21,027,656	21,788,052	21,523,713	21,480,183
Shareholders' equity	2,613,316	2,489,148	2,604,057	2,531,346	2,688,834

Income Statement
Net interest income	215,587	225,911	215,582	178,831	161,310
Provision for credit losses	24,544	14,513	18,958	1,500	(6,950)
Non-interest income	51,753	54,321	59,162	58,391	55,256
Non-interest expense	159,616	168,462	169,558	149,730	145,978
Income before taxes	83,180	97,257	86,228	85,992	77,538
Net income available to common shareholders	65,752	79,271	68,309	67,427	61,726
Pre-provision net revenue(1)	108,375	115,049	113,631	89,384	71,842

Per Share
Net income available to common shareholders (basic)	$0.39	$0.47	$0.41	$0.42	$0.38
Net income available to common shareholders (diluted)	$0.39	$0.47	$0.40	$0.42	$0.38
Operating net income available to common shareholders(1)	$0.39	$0.48	$0.48	$0.42	$0.38
Cash dividends	$0.15	$0.21	$0.15	$0.15	$0.15
Common shareholders' equity	$14.67	$14.24	$13.61	$14.15	$14.79
Common shareholders' equity (tangible)(1)	$11.26	$10.90	$10.26	$10.81	$11.44
Weighted average shares (basic)	166,605	167,504	167,353	160,920	160,588
Weighted average shares (diluted)	168,401	169,136	168,781	162,075	161,911

(1) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2023	2022	2022	2022	2022
Asset Quality
Net charge-offs (recoveries) to average loans	0.27%	0.23%	0.01%	(0.08)%	(0.02)%
Non-performing loans to total loans	0.80%	0.85%	0.98%	0.92%	0.87%
Non-performing assets to total assets	0.62%	0.66%	0.76%	0.71%	0.64%
ACL - loans(1) to total loans	1.35%	1.33%	1.35%	1.31%	1.32%
ACL - loans(1) to non-performing loans	169%	157%	138%	143%	151%

Profitability
Return on average assets	1.03%	1.23%	1.07%	1.10%	1.02%
Operating return on average assets(2)	1.04%	1.26%	1.25%	1.11%	1.02%
Return on average common shareholders' equity	11.02%	13.70%	11.24%	11.57%	10.03%
Return on average common shareholders' equity (tangible)(2)	14.46%	18.59%	17.31%	15.23%	12.88%
Net interest margin	3.53%	3.69%	3.54%	3.04%	2.78%
Efficiency ratio(2)	58.5%	58.1%	57.8%	61.4%	65.8%
Non-interest expenses to total average assets	2.41%	2.53%	2.55%	2.35%	2.31%
Operating non-interest expenses to total average assets(2)	2.40%	2.48%	2.43%	2.32%	2.29%

Capital Ratios
Tangible common equity ratio ("TCE")(2)	7.0%	6.9%	6.7%	7.0%	7.3%
TCE ratio, (excluding AOCI)(2)(4)	8.3%	8.2%	8.3%	8.2%	7.9%
Tier 1 leverage ratio(3)	9.3%	9.5%	9.2%	9.1%	8.9%
Common equity Tier 1 capital ratio(3)	9.8%	10.0%	10.0%	9.9%	10.0%
Tier 1 risk-based capital ratio(3)	10.7%	10.9%	10.9%	10.8%	10.9%
Total risk-based capital ratio(3)	13.5%	13.6%	13.6%	13.7%	13.8%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Regulatory capital ratios as of March 31, 2023 are preliminary and prior periods are actual.
(4) Tangible common equity ("TCE") ratio, excluding accumulated other comprehensive income ("AOCI").

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
dollars in thousands

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2023	2022	2022	2022	2022
ASSETS
Cash and due from banks	$129,003	$126,898	$143,465	$158,605	$161,462
Other interest-earning assets	545,355	685,209	467,164	383,715	1,054,232
Loans held for sale	6,507	7,264	14,411	17,528	27,675
Investment securities	3,950,101	3,968,023	3,936,694	4,117,801	4,288,674
Net loans	20,670,188	20,279,547	19,695,199	18,920,950	18,476,119
Less: ACL - loans(1)	(278,695)	(269,366)	(266,838)	(248,564)	(243,705)
Loans, net	20,391,493	20,010,181	19,428,361	18,672,386	18,232,414
Net premises and equipment	216,059	225,141	221,496	211,639	218,257
Accrued interest receivable	90,267	91,579	72,821	64,457	55,102
Goodwill and intangible assets	563,502	560,824	561,495	537,700	537,877
Other assets	1,219,889	1,256,583	1,300,135	1,088,855	1,022,617
Total Assets	$27,112,176	$26,931,702	$26,146,042	$25,252,686	$25,598,310
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$21,316,584	$20,649,538	$21,376,554	$21,143,866	$21,541,174
Borrowings	2,446,770	2,871,207	1,424,681	1,013,315	1,008,934
Other liabilities	729,824	831,200	873,648	624,412	478,667
Total Liabilities	24,493,178	24,351,945	23,674,883	22,781,593	23,028,775
Shareholders' equity	2,618,998	2,579,757	2,471,159	2,471,093	2,569,535
Total Liabilities and Shareholders' Equity	$27,112,176	$26,931,702	$26,146,042	$25,252,686	$25,598,310

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$7,746,920	$7,693,835	$7,554,509	$7,417,036	$7,289,376
Commercial and industrial	4,596,096	4,473,004	4,240,865	4,170,975	4,156,562
Real estate - residential mortgage	4,880,919	4,737,279	4,574,228	4,203,827	3,946,741
Real estate - home equity	1,074,712	1,102,838	1,110,103	1,108,808	1,098,171
Real estate - construction	1,326,754	1,269,925	1,273,097	1,177,446	1,210,340
Consumer	730,775	699,179	633,666	538,747	481,551
Leases and other loans(2)	314,012	303,487	308,731	304,111	293,378
Total Net Loans	$20,670,188	$20,279,547	$19,695,199	$18,920,950	$18,476,119
Deposits, by type:
Noninterest-bearing demand	$6,403,484	$7,006,388	$7,372,896	$7,530,777	$7,528,391
Interest-bearing demand	5,478,237	5,410,903	5,676,600	5,403,805	5,625,286
Savings	6,579,806	6,434,621	6,563,003	6,406,051	6,479,196
Total demand and savings	18,461,527	18,851,912	19,612,499	19,340,633	19,632,873
Brokered	960,919	208,416	226,883	243,172	248,833
Time	1,894,138	1,589,210	1,537,172	1,560,061	1,659,468
Total Deposits	$21,316,584	$20,649,538	$21,376,554	$21,143,866	$21,541,174
Borrowings, by type:
Federal funds purchased	$525,000	$191,000	$136,000	$20,000	$—
Federal Home Loan Bank advances	747,000	1,250,000	265,500	—	—
Senior debt and subordinated debt	539,814	539,634	539,461	555,748	555,594
Other borrowings	634,956	890,573	483,720	437,567	453,340
Total Borrowings	$2,446,770	$2,871,207	$1,424,681	$1,013,315	$1,008,934

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
dollars in thousands, except per share
	Three Months Ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2023	2022	2022	2022	2022
Interest Income:
Interest income	$289,820	$267,847	$233,691	$190,299	$173,001
Interest expense	74,233	41,936	18,109	11,468	11,691
Net Interest Income	215,587	225,911	215,582	178,831	161,310
Provision for credit losses	24,544	14,513	18,958	1,500	(6,950)
Net Interest Income after Provision	191,043	211,398	196,624	177,331	168,260
Non-Interest Income:
Commercial banking:
Merchant and card	6,834	7,223	7,601	7,355	6,097
Cash management	5,515	5,756	6,483	6,062	5,428
Capital markets	2,344	2,627	4,060	3,893	1,676
Other commercial banking	2,820	2,998	2,664	3,049	2,807
Total commercial banking	17,513	18,604	20,808	20,359	16,008
Consumer banking:
Card	6,243	6,331	6,278	6,067	5,796
Overdraft	2,733	3,364	4,463	3,881	3,772
Other consumer banking	2,241	2,380	2,534	2,524	2,106
Total consumer banking	11,217	12,075	13,275	12,472	11,674
Wealth management	18,062	17,531	17,610	18,274	19,428
Mortgage banking	1,970	2,140	3,720	3,768	4,576
Other	2,968	3,972	3,802	3,510	3,551
Non-interest income before investment securities gains (losses)	51,730	54,322	59,215	58,383	55,237
Investment securities gains (losses), net	23	(1)	(53)	8	19
Total Non-Interest Income	51,753	54,321	59,162	58,391	55,256
Non-Interest Expense:
Salaries and employee benefits	89,283	92,733	94,283	85,404	84,464
Data processing and software	15,796	15,448	15,807	14,685	14,315
Net occupancy	14,438	14,061	14,025	13,587	14,522
Other outside services	10,126	10,860	9,361	8,764	8,167
FDIC insurance	4,795	3,219	3,158	2,961	3,209
Equipment	3,389	3,640	3,548	3,422	3,423
Professional fees	2,392	2,945	2,373	2,013	1,792
Marketing	1,886	2,380	1,859	1,326	1,320
Intangible amortization	674	688	690	177	176
Merger-related expenses	—	1,894	7,006	1,027	401
Other	16,837	20,594	17,448	16,364	14,189
Total Non-Interest Expense	159,616	168,462	169,558	149,730	145,978
Income Before Income Taxes	83,180	97,257	86,228	85,992	77,538
Income tax expense	14,866	15,424	15,357	16,003	13,250
Net Income	68,314	81,833	70,871	69,989	64,288
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)
Net Income Available to Common Shareholders	$65,752	$79,271	$68,309	$67,427	$61,726

	Three Months Ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2023	2022	2022	2022	2022
PER SHARE:
Net income available to common shareholders:
Basic	$0.39	$0.47	$0.41	$0.42	$0.38
Diluted	$0.39	$0.47	$0.40	$0.42	$0.38
Cash dividends	$0.15	$0.21	$0.15	$0.15	$0.15

Weighted average shares (basic)	166,605	167,504	167,353	160,920	160,588
Weighted average shares (diluted)	168,401	169,136	168,781	162,075	161,911

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
dollars in thousands
	Three months ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans	$20,463,096	$263,065	5.21%	$20,004,513	$241,453	4.80%	$18,383,118	$151,127	3.32%
Investment securities	4,289,643	27,522	2.60%	4,330,635	27,781	2.56%	4,226,352	24,251	2.29%
Other interest-earning assets	493,130	3,648	3.00%	460,082	2,923	2.53%	1,286,723	912	0.29%
Total Interest-Earning Assets	25,245,869	294,235	4.73%	24,795,230	272,157	4.36%	23,896,193	176,290	2.98%

Noninterest-Earning assets:
Cash and due from banks	141,254			149,472			162,320
Premises and equipment	223,025			223,245			219,932
Other assets	1,563,806			1,488,684			1,595,039
Less: ACL - loans(2)	(273,301)			(270,276)			(251,022)
Total Assets	$26,900,653			$26,386,355			$25,622,462

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$5,326,566	$8,455	0.64%	$5,479,443	$4,589	0.33%	$5,664,987	$728	0.05%
Savings deposits	6,469,468	20,535	1.29%	6,466,775	11,539	0.71%	6,436,548	1,021	0.06%
Brokered deposits	439,670	5,173	4.77%	215,729	1,947	3.58%	250,350	216	0.35%
Time deposits	1,696,878	7,458	1.78%	1,554,885	4,302	1.10%	1,697,063	3,640	0.87%
Total Interest-Bearing Deposits	13,932,582	41,621	1.21%	13,716,832	22,377	0.65%	14,048,948	5,605	0.16%

Borrowings and other interest-bearing liabilities	3,058,684	32,613	4.32%	2,025,522	19,559	3.83%	1,033,815	6,087	2.39%
Total Interest-Bearing Liabilities	16,991,266	74,234	1.78%	15,742,354	41,936	1.06%	15,082,763	11,692	0.31%

Noninterest-Bearing liabilities:
Demand deposits	6,641,741			7,310,824			7,431,235
Other noninterest-bearing liabilities	654,330			844,029			419,630
Total Liabilities	24,287,337			23,897,207			22,933,628
Total Deposits/Cost of Deposits	20,574,323		0.82%	21,027,656		0.42%	21,480,183		0.11%
Total interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	23,633,007		1.27%	23,053,178		0.72%	22,513,998		0.21%

Shareholders' equity	2,613,316			2,489,148			2,688,834
Total Liabilities and Shareholders' Equity	$26,900,653			$26,386,355			$25,622,462

Net interest income/net interest margin (fully taxable equivalent)		220,001	3.53%		230,221	3.69%		164,598	2.78%
Tax equivalent adjustment		(4,414)			(4,310)			(3,288)
Net Interest Income		$215,587			$225,911			$161,310

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED):
dollars in thousands
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2023	2022	2022	2022	2022
Loans, by type:
Real estate - commercial mortgage	$7,720,975	$7,696,997	$7,566,259	$7,340,417	$7,294,914
Commercial and industrial	4,565,923	4,372,935	4,250,573	4,155,436	4,213,014
Real estate - residential mortgage	4,790,868	4,643,784	4,485,649	4,052,666	3,887,428
Real estate - home equity	1,086,032	1,106,325	1,099,487	1,118,494	1,106,319
Real estate - construction	1,276,145	1,209,998	1,268,590	1,188,932	1,137,649
Consumer	721,248	679,108	604,634	485,095	471,129
Leases and other loans(1)	301,905	295,366	288,633	296,135	272,665
Total Net Loans	$20,463,096	$20,004,513	$19,563,825	$18,637,175	$18,383,118

Deposits, by type:
Noninterest-bearing demand	$6,641,741	$7,310,824	$7,535,791	$7,647,618	$7,431,235
Interest-bearing demand	5,326,566	5,479,443	5,708,059	5,597,975	5,664,987
Savings	6,469,468	6,466,775	6,681,713	6,425,634	6,436,548
Total demand and savings	18,437,775	19,257,042	19,925,563	19,671,227	19,532,770
Brokered	439,670	215,729	247,105	244,200	250,350
Time	1,696,878	1,554,885	1,615,384	1,608,286	1,697,063
Total Deposits	$20,574,323	$21,027,656	$21,788,052	$21,523,713	$21,480,183

Borrowings, by type:
Federal funds purchased	$505,142	$261,737	$96,965	$2,857	$—
Federal Home Loan Bank advances	1,261,589	564,692	206,152	—	—
Senior debt and subordinated debt	539,726	539,550	554,735	555,701	608,961
Other borrowings and other interest-bearing liabilities	752,227	659,543	501,496	445,261	424,854
Total Borrowings	$3,058,684	$2,025,522	$1,359,348	$1,003,819	$1,033,815

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
dollars in thousands
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2023	2022	2022	2022	2022
Allowance for credit losses related to net loans:
Balance at beginning of period	$269,366	$266,838	$248,564	$243,705	$249,001

CECL Day 1 provision expense	—	—	7,954	—	—

Initial purchased credit deteriorated loans	—	—	1,135	—	—

Loans charged off:
Real estate - commercial mortgage	(13,362)	(12,235)	(86)	—	(152)
Commercial and industrial	(612)	(179)	(1,783)	(201)	(227)
Real estate - residential mortgage	—	—	—	(66)	—
Consumer and home equity	(2,206)	(1,311)	(1,172)	(877)	(1,052)
Real estate - construction	—	—	—	—	—
Leases and other loans(1)	(723)	(505)	(683)	(474)	(469)
Total loans charged off	(16,903)	(14,230)	(3,724)	(1,618)	(1,900)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	786	183	29	3,536	112
Commercial and industrial	1,086	961	2,213	739	1,980
Real estate - residential mortgage	48	10	101	92	222
Consumer and home equity	661	683	682	762	454
Real estate - construction	202	530	—	12	32
Leases and other loans(1)	116	132	247	226	154
Recoveries of loans previously charged off	2,899	2,499	3,272	5,367	2,954
Net loans recovered (charged off)	(14,004)	(11,731)	(452)	3,749	1,054
Provision for credit losses	23,333	14,259	9,637	1,110	(6,350)
Balance at end of period	$278,695	$269,366	$266,838	$248,564	$243,705
Net (recoveries) charge-offs to average loans	0.27%	0.23%	0.01%	(0.08)%	(0.02)%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses	$1,211	$254	$1,367	$390	($600)

NON-PERFORMING ASSETS:
Non-accrual loans	$134,303	$144,443	$178,204	$162,530	$136,799
Loans 90 days past due and accruing	30,336	27,463	14,559	11,016	24,182
Total non-performing loans	164,639	171,906	192,763	173,546	160,981
Other real estate owned	3,304	5,790	5,877	4,786	2,014
Total non-performing assets	$167,943	$177,696	$198,640	$178,332	$162,995

NON-PERFORMING LOANS, BY TYPE:
Real estate - commercial mortgage	$61,322	$72,634	$96,281	$59,940	$64,190
Commercial and industrial	33,555	28,288	29,831	44,713	30,193
Real estate - residential mortgage	46,576	46,509	41,597	42,922	39,308
Consumer and home equity	8,983	9,800	10,016	10,552	11,465
Real estate - construction	1,509	1,368	1,456	1,357	672
Leases and other loans(1)	12,694	13,307	13,582	14,062	15,153
Total non-performing loans	$164,639	$171,906	$192,763	$173,546	$160,981

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than Generally Accepted Accounting Principles ("GAAP"). The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2023	2022	2022	2022	2022
Operating net income available to common shareholders
Net income available to common shareholders	$65,752	$79,271	$68,309	$67,427	$61,726
Plus: Core deposit intangible amortization	514	514	514	—	—
Plus: Merger-related expenses	—	1,894	7,006	1,027	401
Plus: CECL Day 1 Provision expense	—	—	7,954	—	—
Less: Tax impact of adjustments	(108)	(506)	(3,250)	(216)	(84)
Operating net income available to common shareholders (numerator)	$66,158	$81,173	$80,533	$68,238	$62,043

Weighted average shares (diluted) (denominator)	168,401	169,136	168,781	162,075	161,911

Operating net income available to common shareholders, per share (diluted)	$0.39	$0.48	$0.48	$0.42	$0.38

Common shareholders' equity (tangible), per share
Shareholders' equity	$2,618,998	$2,579,757	$2,471,159	$2,471,093	$2,569,535
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(563,502)	(560,824)	(561,495)	(537,700)	(537,877)
Tangible common shareholders' equity (numerator)	$1,862,618	$1,826,055	$1,716,786	$1,740,515	$1,838,780

Shares outstanding, end of period (denominator)	165,396	167,599	167,399	161,057	160,669

Common shareholders' equity (tangible), per share	$11.26	$10.90	$10.26	$10.81	$11.44

Operating return on average assets
Net income	$68,314	$81,833	$70,871	$69,989	$64,288
Plus: Core deposit intangible amortization	514	514	514	—	—
Plus: Merger-related expenses	—	1,894	7,006	1,027	401
Plus: CECL Day 1 Provision expense	—	—	7,954	—	—
Less: Tax impact of adjustments	(108)	(506)	(3,250)	(216)	(84)
Operating net income (numerator)	$68,720	$83,735	$83,095	$70,800	$64,605

Total average assets (denominator)	$26,900,653	$26,386,355	$26,357,095	$25,578,432	$25,622,462

Operating return on average assets	1.04%	1.26%	1.25%	1.11%	1.02%

Return on average common shareholders' equity (tangible)
Net income available to common shareholders	$65,752	$79,271	$68,309	$67,427	$61,726
Plus: Intangible amortization	674	688	690	177	176
Plus: Merger-related expenses	—	1,894	7,006	1,027	401
Plus: CECL Day 1 Provision expense	—	—	7,954	—	—
Less: Tax impact of adjustments	(142)	(542)	(3,287)	(253)	(122)
Operating net income available to common shareholders (numerator)	$66,284	$81,311	$80,672	$68,378	$62,181

Average shareholders' equity	$2,613,316	$2,489,148	$2,604,057	$2,531,346	$2,688,834
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(561,744)	(561,219)	(562,285)	(537,786)	(537,976)
Average tangible common shareholders' equity (denominator)	$1,858,694	$1,735,051	$1,848,894	$1,800,682	$1,957,980

Return on average common shareholders' equity (tangible)	14.46%	18.59%	17.31%	15.23%	12.88%

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2023	2022	2022	2022	2022
Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$2,618,998	$2,579,757	$2,471,159	$2,471,093	$2,569,535
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(563,502)	(560,824)	(561,495)	(537,700)	(537,877)
Tangible common shareholders' equity (numerator)	$1,862,618	$1,826,055	$1,716,786	$1,740,515	$1,838,780

Total assets	$27,112,176	$26,931,702	$26,146,042	$25,252,686	$25,598,310
Less: Goodwill and intangible assets	(563,502)	(560,824)	(561,495)	(537,700)	(537,877)
Total tangible assets (denominator)	$26,548,674	$26,370,878	$25,584,547	$24,714,986	$25,060,433

Tangible common equity to tangible assets	7.02%	6.92%	6.71%	7.04%	7.34%

Tangible common equity to tangible assets (TCE Ratio) excluding AOCI
Shareholders' equity	$2,618,998	$2,579,757	$2,471,159	$2,471,093	$2,569,535
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Accumulated other comprehensive (income) loss	350,992	385,476	442,947	304,210	158,855
Less: Goodwill and intangible assets	(563,502)	(560,824)	(561,495)	(537,700)	(537,877)
Tangible common shareholders' equity (numerator)	$2,213,610	$2,211,531	$2,159,733	$2,044,725	$1,997,635

Total assets	$27,112,176	$26,931,702	$26,146,042	$25,252,686	$25,598,310
Less: Goodwill and intangible assets	(563,502)	(560,824)	(561,495)	(537,700)	(537,877)
Plus: AOCI - unrealized losses/(gains) on AFS investments securities	282,092	632,456	368,196	249,424	112,965
Total tangible assets (denominator)	$26,830,766	$27,003,334	$25,952,743	$24,964,410	$25,173,398

Tangible common equity to tangible assets, excluding AOCI	8.25%	8.19%	8.32%	8.19%	7.94%

Efficiency ratio
Non-interest expense	$159,616	$168,462	$169,558	$149,730	$145,978
Less: Amortization of tax credit investments	—	(696)	(696)	(696)	(696)
Less: Merger-related expenses	—	(1,894)	(7,006)	(1,027)	(401)
Less: Intangible amortization	(674)	(688)	(690)	(177)	(176)
Non-interest expense (numerator)	$158,942	$165,184	$161,166	$147,830	$144,705

Net interest income	$215,587	$225,911	$215,582	$178,831	$161,310
Tax equivalent adjustment	4,414	4,310	3,970	3,427	3,288
Plus: Total non-interest income	51,753	54,321	59,162	58,391	55,256
Less: Investment securities (gains) losses, net	(23)	1	53	(8)	(19)
Total revenue (denominator)	$271,731	$284,543	$278,767	$240,641	$219,835

Efficiency ratio	58.5%	58.1%	57.8%	61.4%	65.8%

Operating non-interest expenses to total average assets
Non-interest expense	$159,616	$168,462	$169,558	$149,730	$145,978
Less: Amortization of tax credit investments	—	(696)	(696)	(696)	(696)
Less: Intangible amortization	(674)	(688)	(690)	(177)	(176)
Less: Merger-related expenses	—	(1,894)	(7,006)	(1,027)	(401)
Non-interest expense (numerator)	$158,942	$165,184	$161,166	$147,830	$144,705

Total average assets (denominator)	$26,900,653	$26,386,355	$26,357,095	$25,578,432	$25,622,462

Operating non-interest expenses to total average assets	2.40%	2.48%	2.43%	2.32%	2.29%

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2023	2022	2022	2022	2022

Pre-provision net revenue
Net interest income	$215,587	$225,911	$215,582	$178,831	$161,310
Non-interest income	51,753	54,321	59,162	58,391	55,256
Less: Investment securities (gains) losses, net	(23)	1	53	(8)	(19)
Total revenue	$267,317	$280,233	$274,797	$237,214	$216,547

Non-interest expense	$159,616	$168,462	$169,558	$149,730	$145,978
Less: Amortization on tax credit investments	—	(696)	(696)	(696)	(696)
Less: Merger-related expenses	—	(1,894)	(7,006)	(1,027)	(401)
Less: Intangible amortization	(674)	(688)	(690)	(177)	(176)
Total non-interest expense	$158,942	$165,184	$161,166	$147,830	$144,705

Pre-provision net revenue	$108,375	$115,049	$113,631	$89,384	$71,842

Note: numbers may not sum due to rounding.